Exhibit 99.1

Maximizing Shareholder Value Investor Presentation March 2014

Forward Looking Statements This press release contains, and management may make, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. Words such as "may,” “will,” “should,” “could,” “likely,” “anticipates," “intends,” "believes," "estimates," "expects," "forecasts," “plans,” “projects,” "predicts" and “outlook” and similar words and expressions are intended to identify forward-looking statements. Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, growth prospects, our future Adjusted EBITDA and free cash flows, our share repurchase plans, our use of cash and our strategic initiatives. Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; our ability to complete our previously announced divestiture; the prospects of and our outlook for our businesses; changes in general economic conditions in Europe and North America and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with negotiating, consummating and integrating acquisitions; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information security and the risks, uncertainties and other factors discussed under "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood's Form 10-K for the year ended December 31, 2013 and other periodic reports filed with or furnished to the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Agenda Rockwood Investment Considerations Strategy and Business Overview Corporate Strategy/Management Philosophy Investment Considerations 2013 Planned Initiatives Update Core Businesses Lithium Surface Treatment Looking Forward Rockwood Strategy to Further Enhance Shareholder Value Overview of Talison Deal Rationale 2014 Initiatives Appendices

Rockwood Strategy and Business Overview

Corporate Strategy/Management Philosophy Self-sufficient, highly focused and accountable business units with the following characteristics: Global market leadership Technology leadership High Adjusted EBITDA margins of 25%+ Limited exposure to oil-based raw materials pricing Small corporate center Self-sufficient and accountable business units Detailed operating metrics Short term incentive plan based on cash generation Long term equity plan for key executives On-site communication and motivation of all employees Corporate Strategy Management Philosophy Customers – Focus on superior customer service Cash Generation – Deliver superior financial performance, productivity improvement and disciplined redeployment of capital; and Commitment – Target excellence and execution Corporate Culture

Rockwood Investment Considerations Market-leading business niche positions Adjusted EBITDA margins of 25%+ Strong free cash flow Solid balance sheet with no net debt Goal of 20% average annual EPS growth Shareholder-aligned management team with meaningful equity ownership

2013 Planned Initiatives: Maximizing Shareholder Value Initiatives Progress Update Sell Advanced Ceramics business Done Sell Clay-based Additives business Done Sell Titanium Dioxide Pigments and four other non-strategic businesses Entered into an agreement to sell to Huntsman; close pending European Union approval Buy back $400 million of shares outstanding Done Repay up to $600 million of debt Repaid more than $1.43 billion Maintain dividend yield of 2.8% to 3.2% Done Accumulate significant cash on hand from asset sales for capital allocation Accumulated ~ $1.5 billion of cash on hand as of December 31, 2013

Core Businesses: Lithium and Surface Treatment

Diversity. Flexibility. Results. Low Cost Producer Long-Term Reserves with High Lithium Concentration Integrated Business Model for Upstream and Downstream Production Lithium: #1 Global Integrated Producer of Lithium Compounds & Chemicals

Rockwood Lithium: #1 Global Integrated Producer of Lithium Compounds & Chemicals Secure access to significant and diverse long term lithium reserves Second largest brine producer globally with operations in U.S. and Chile Largest spodumene mine, with expected close of acquisition of 49% in Talison, subject to regulatory approvals Low Cost Producer due to high quality brine Integrated Business Model from Resource to Downstream Specialty Products An industry leading process technology and high quality products Longest history in the business with experienced management

Strong market presence and high market share of Lithium based sales A very broad portfolio of lithium compounds/materials Production capability worldwide Global Market Reach * Entered into acquisition agreement in December 2013; pending close of regulatory approvals.

Lithium – Net Sales & Adjusted EBITDA Note: See Appendix for reconciliation of non-GAAP measures. Adjusted EBITDA Net Sales [$M] [$M] 302 324 391 436 357 397 457 474 479 2005 2006 2007 2008 2009 2010 2011 2012 2013 91 109 146 181 141 144 170 182 182 2005 2006 2007 2008 2009 2010 2011 2012 2013 30.3% 33.8% 37.4% 41.5% 39.5% 36.4% 37.3% 38.3% Margin % 37.9%

Organo- metallics Lithium Metal Special Salts Pharmaceuticals Pharmaceuticals Glass Ceramics Grease CO2 Absorption Elastomers Aluminum Li Primary Batteries Electronic Materials Cement Al-Alloys Mining Agrochemicals Li-Ion Batteries Li-Ion Batteries Scintillation Industrial Catalysis Airbag Ignition Lithium: Key Upstream and Downstream Products and Applications Electronics Lithium Carbonate Lithium Hydroxide 2013 Net Sales by Products: Organometallics and Lithium Metal – 47%; Lithium Salts (Lithium Carbonate, Lithium Hydroxide, Potash) – 39%; Special Salts – 14%.

Li-Acetylide Methyl- lithium Phenyl- lithium LDA LHS Li-t- Butoxide Li- Methoxide Li- Hydride Li-tri (t-butoxy)- alanate Li- Amide Li- Salicylate Li- Citrate Li- Benzoate Li- Acetate Li- Zeolite Potash Bischofite Li- Sulphate Li- Nitrate Li- Phosphate Li- Silicate Li-Tetra- borate Li- Chromate Sabalith Li- Nitride Li- Bromide Li- Fluoride Li- Peroxide CO2- Absorption Products Li- Iodide Li- Perchlorate LiBOB Anodes Foils Lithium Chloride Brines Butyl- lithium Li- Alanate Lithium Metal Life-Science Products Battery Products Other Products Lithium Carbonate Lithium Hydroxide Ores (Spodumene) “The Lithium Tree”

Lithium Net Sales Source: Company 2013 estimates. Competitors FMC Corporation Sociedad Quimica y Minera de Chile S.A. Tianqi Lithium / Talison Major Customers Syngenta AG Umicore Group Samsung SDI Co. Ltd. Bayer Crop Science Royal DSM N.V. ROC Net Sales by End-Market ROC Net Sales by Product Organo - metallics and Lithium Metal 47% Lithium Salts (Lithium Carbonate, Lithium Hydroxide, Potash) 39% Special Salts 14% Pharma & Agriculture 32% Chemicals & Plastics 24% Batteries 12% Other 32%

Lithium Growth

Lithium Historical Market Development Source: Rockwood Lithium estimates ‘*Other Applications’ include air treatment, Aluminum production, rubbers * Lithium Carbonate Equivalent in Metric tons

Potential Lithium Demand Volume Scenarios Source: Rockwood Lithium estimates and market surveys from BCG, Bloomberg, Avicenne, Roland Berger, Pike Research, Frauenhofer IST, Deutsche Bank Research, McKinsey, CTI, Anderman, JD Powers Glass & Ceramics Lubricating Greases Other Applications Portable Batteries 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 2012 2013 2014 2015 2016 2017 2018 2019 2020 Automotive high Automotive low Automotive aver. Lithium Carbonate Equivalent in Metric tons

Potential LCE Demand for Lithium Battery (LIB) Market Source: Rockwood Lithium estimates and market surveys from BCG, Bloomberg, Avicenne, Roland Berger, Pike Research, Frauenhofer IST, Deutsche Bank Research, McKinsey, CTI, Anderman, JD Powers Application Lithium Carbonate Content Cell Phone 3 grams ~ 0.1 oz Notebook 30 grams ~ 1.0 oz Power Tool 30-40 grams ~ 1.0-1.4 oz Hybrid (HEV) 3.5 lbs Plug-in Hybrid (PHEV) 15 kWh 26 lbs Electrical Vehicle (BEV) 25 kWh 44 lbs  Lithium Carbonate Equivalent in Metric tons

E-Mobility – BEV and PHEV Market Development Source: Bloomberg New Energy Finance, Rockwood Lithium * Estimate based on 71 MM global new car sales in 2012; HEV new car sales of 875,000 in 2010, 715,000 in 2011, 1.7 million in 2012, and estimated 1.8 million in 2013 Drivers: BEV and PHEV sales trends increase significantly, following on societal growing adoption of non-conventional cars (i.e., HEV) Global incremental increase of EV new car sales driven by US, Japan, and Europe Switch from conventional to alternative fuel vehicles as % of new sales driven by increased number of models available New Sales 2010-2013 Available Number of BEV/PHEV Models Source: CFA‚ On the road to 54 MPG, April 2013 New Sales by Region Best Selling EVs in 2012: GM Volt (30,000 units) Toyota Prius PHV (27,000 units) Nissan Leaf (25,000 units) Mitsubishi i-MiEV (14,000 units) 0.3% EVs of 74 MM* new car sales in 2013 51,000 120,000

E-Mobility – Total EV Market Expectations by 2020 Source: Bloomberg New Energy Finance, Rockwood Lithium estimates NOTES: *Assumes mid-point of 80-120 MM projection 2020 of global new car sales and ‘automotive average’ scenario; **Calculated Assuming BEV: 25 kWh; PHEV: 15 kWh; HEV: 3 kWh; LIB-share HEV: 40% (2020); ***Conversion factor 0.8 kg LCE / kWh Total New EV Car Sales Installed Capacity** LCE Demand*** Drivers: Increase in HEV conversion from nickel hydride to lithium battery Increased financial incentives and charging infrastructure accelerates conversion from conventional vehicles to non-conventional battery and plug-in battery vehicles Expected increase in PHEV car sales volumes demand same LCE volumes as with lower BEV car volume sales 2020: 4-4.5% EVs of 100 MM* new car sales 2013 E: PHEV: 5% HEV: 89% BEV: 6% 2013 E: PHEV: 30% HEV: 3% BEV: 67% 2013 E: PHEV: 30% HEV: 3% BEV: 67% BEV Dominant BEV Dominant BEV Dominant PHEV/HEV Dominant PHEV/HEV Dominant PHEV/HEV Dominant

Electromobility Value Chain: Cooperation with Many Key Players!

- ❑ Lithium is not the cost driver for electromobility



Base Material

Rockwood Lithium



Active Materials Cathode

Umicore
Samsung
Panasonic
Nichia, Easpring
BASF, Clariant
Hunan Reshine



Battery Cell

BAK
PEVE
LG Chem
LiTec
Panasonic
AESC
Leclanché



Battery Pack Assembly

SK Continental
Accumotive
Cobasys
Toshiba



Automotive OEM

Toyota
GM, BMW
Honda
Nissan
Daimler
Volkswagen
Hyundai
PSA

Tesla

Lithium Energy Japan
Bosch
BYD, B456

Approx. Cost per kWh	1-3%	→	10-20%	→	55-65%	+	35-45%	=	100%

Image sources: webpages GM, Tesla, BASF

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Surface Treatment: 2nd largest global producer of products & services for metal processing Growing market share due to innovation and customer relationships and reputation Strong free cash flow generation

Chemetall: #2 Largest Global Producer of Products & Services for Metal Treatment Sole dedicated surface treatment business with significant global presence Portfolio approach for balanced and diversified customer base across size, industries and technologies Leading reputation for top customer service, technology know-how and product innovation Robust free cash flows

Surface Treatment – Net Sales & Adjusted EBITDA Note: FY 2008 on a proforma basis including bolt-on acquisitions. See Appendix for reconciliation of non-GAAP measures. 471 522 594 724 564 662 743 723 770 2005 2006 2007 2008 PF 2009 2010 2011 2012 2013 69 82 98 120 86 124 151 155 174 2005 2006 2007 2008 PF 2009 2010 2011 2012 2013 [$M] [$M] 14.7% 15.8% 16.5% 16.6% 15.2% 18.7% 20.3% 21.5% Margin % 22.6%

Surface Treatment Markets



Automotive OEM
Globally harmonized technologies available for NDT products, inhibitors, conversion coatings, cleaners, coolants, activating and passivating agents and maintenance chemicals.



General Industry
Broad portfolio of metal pretreatment technologies for all kinds of applications such as furniture, garden fences, trains, electrical cabines and many more.



Aerospace
Sealants and sealant removers, NDT products and equipment, corrosion protection, cleaners, pretreatment and paint strippers for airframe, aircraft operation and aero-engine applications.



Heavy Equipment
Eco-friendly and efficient technologies ensure an excellent and long-term surface quality for off-road vehicles, construction equipment, industrial machines and agricultural vehicles.



Automotive Components
Broad portfolio of technologies from cleaners to conversion coatings for all kinds of components and substrates, such as steel or aluminium wheels, bumpers or diesel injection systems.



Appliances, HVAC
Broad portfolio eco-friendly, nickel-free and chrome-free processes – from cleaners, conversion coatings, paint detackification to maintenance chemicals.



Coil
A variety of technologies for coil coating and galvanizing processes. Prepainted and passivated metal sheets are used in automotive, building, electrical and packaging industries.



Metal Packaging
High efficient cleaners, conversion treatments and mobility enhancers for the aluminium beverage can manufacturing.



Metal (Cold) Forming
Tube industry (from the blank tube to the precision tube), wire industry (from cold heading to spring steel wire) and cold extrusion (complex geometries extruded net shape).



Aluminium Finishing
Pretreatment technologies, anodizing processes and service products ensure an excellent surface in the architectural and construction industry.

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Surface Treatment – Net Sales Source: Company 2013 estimates. Competitors Henkel AG & Co. KGaA Nihon Parkerizing Co., Ltd. PPG Industries, Inc. Nippon Paint Co., Ltd. Major Customers Daimler AG ArcelorMittal Volkswagen AG European Aeronautic Defense & Space Company (EADS) N.V. Ford Renault-Nissan ROC Net Sales by End-Market General Industry 37% Automotive OEM 17% Aerospace 15% Automotive Components 11% Coil 10% Cold Forming 7% Aluminium Finishing 2%

Surface Treatment – Estimated Market Share Market Share by Segment Estimated Total Market Chemetall Net Sales Automotive $ 800 million $ 136 million Auto Components $ 250 million $ 69 million Wheels $ 85 million $ 20 million Can $ 85 million $ 2 million Metal Working $ 650 million $ 58 million Aluminum Finishing $ 250 million $ 17 million Source: Company 2013 estimates. 2013 2007

Going Forward: Further Enhancing Shareholder Value

Rockwood Strategy to Further Enhance Shareholder Value Focus Portfolio Focus On Growth & Productivity Improve Financial Ratios Invest in The Business Drive top tier growth in core businesses: Lithium and Surface Treatment Allocate a significant amount of our cash on hand to: Promote organic growth; and Make acquisitions that are accretive, create value, and meet Rockwood’s strategic criteria: Leading global market position with #1 or #2 market share Adjusted EBITDA margin of 25%+ Global industry technology leader Limited exposure to oil-based raw materials Continue return of capital to shareholders Announced (November 12) new share repurchase authorization of up to $500 million over the next 2 years Targeted dividend yield of 2.8% to 3.2%

Transaction Rationale Secure access to another significant lithium reserve, in addition to our resources in the U.S. and Chile; Talison’s mine is estimated to be the world’s largest and richest source of spodumene lithium Forms joint venture with China’s leading lithium company A totally logical use of cash on hand in our core business consistent with our strategic plan Talison Acquisition is a Perfect Match to Our Strategic Criteria for Acquisitions Market-leading business niche positions Technology leadership Adjusted EBITDA margins in the mid-30% Strong Free Cash Flow Limited exposure to oil-based raw materials TO BUY 49% OF And this acquisition has the potential to be accretive to Rockwood’s results at least by 50 to 55 cents per share in the first year. (1) (1) Including interest income Investment Criteria

2014 Strategic Initiatives: Deliver Shareholder Value and Drive Growth Launch new $500 million share repurchase program Target dividend yield in range of 2.8% to 3.2% Complete acquisition of 49% interest in Talison Close on sale of Tio2 and four other non-strategic businesses to Huntsman Deliver on targeted Adjusted EBITDA margins Allocate excess cash on hand for accretive investments

Maximizing Shareholder Value Investor Presentation March 2014

Appendices

Recycling (Recycling of Lithium from Battery Materials) Brines from Salars Minerals (Spodumene, Hectorite, Jadarite) Main Sources for Lithium

Atacama, CHILE Foote Mineral, Now Rockwood Lithium was the pioneer developer of brine recovery systems most experienced Volcanic activity & weathering of volcanic rocks release lithium resulting in unique resources Desert environment to evaporate water and concentrate lithium salts enabling use of solar evaporation Closed geologic basins resulting in some of the highest lithium concentrations globally Good chemistry to allow further concentration and processing at low cost Silver Peak, NEVADA Rockwood’s Lithium Brine Sources ...

Talison produces lithium-bearing mineral spodumene and produces lithium concentrate at Greenbushes, Australia, located approximately 250 kilometers south of Perth Talison owns the largest spodumene mine worldwide with 61.5Mt of proven and probable mineral reserves at 2.8% Li2O(1), with current mine life of 40 years Low cost producer of technical and chemical grade lithium concentrates Technical-grade lithium concentrates which have low iron content for use in the manufacture of, among other applications, glass, ceramics and heat-proof cookware High-yielding chemical-grade lithium concentrate which is used as raw material to produce lithium chemicals which form the basis for manufacture of, among other applications, lithium-ion batteries for laptop computers, mobile phones, electric bicycles and electric vehicles Talison supplies the majority of China’s lithium concentrate needs As of September 2012. Source: NI43-101 Technical Report dated December 21, 2012 Subject to approval Australia Rockwood’s Agreement to Acquire 49% Direct Interest in Talison’s Lithium Spudomene Resources(2) Greenbushes,AUSTRALIA

Specific Energy & Energy Density of Secondary Batteries Battery Material Characteristics (size & weight) Source: Prismark Partners LLC 100 0 0 50 100 150 200 250 200 300 400 Pb-Acid Ni-Cd Ni-MH Li-ion, Li-ion polymer Energy Density (Wh/l) Specific Energy (Wh/kg) kc107.249jp-energy1 Lighter Smaller

Specific Energy (Wh/kg) & Power (w/kg) of Secondary Batteries Battery Material Characteristics (power & storage) Source: Prismark Partners LLC 500 1000 1500 2000 2500 3000 0 0 50 100 150 200 250 Pb-Acid Ni-Cd Ni-MH Li-ion, Li-ion polymer Specific Power (W/kg) Specific Energy (Wh/kg) Run Time Power Burst

ROC Investing in the Business: Maintenance and Growth Capital Expenditures for Continuing Operations Note: Lithium CapEx numbers for periods 2013, 2012, 2011 and 2010 are net of government grants of $2.2M, $9.4M, $16.0M and $3.2M, respectively. ($ in millions) % of Net Sales 4.8% 4.0% 8.3% 10.7% 12.5% $49 $47 $112 $141 $172 $24 $30 $76 $98 $145 $ 21 $15 $24 $34 $24 $5 $3 $12 $ 9 $4 2009 2010 2011 2012 2013 Corporate and Other Surface Treatment Lithium

Consolidated Net Debt ($M) December 31, 2012 December 31, 2013 LTM Adj EBITDA: Continuing Operations 321.1 323.3 Discontinued Operations 453.2 270.3 Total LTM Adj EBITDA $774.3 $593.6 Net Debt (a) Rockwood Term Loans 924.1 - TiO2 Venture Term Loans 514.5 - Other Debt 63.1 53.9 Sr. Sub. Notes 1,250.0 1,250.0 Total Debt $2,751.8 $1,303.9 Cash (1,273.6) (1,524.6) Net Debt $1,478.2 -$220.7 Net Debt / LTM Adj. EBITDA 1.91 x -0.37 x Secured Debt / LTM Adj. EBITDA 1.93 x 0.07 x Note: Above amounts include discontinued operations. (a) All Euro denominated debt is converted at the balance sheet rate ($1.32 at Dec. 31, 2012 and $1.37 at Dec. 31, 2013)

ROC Free Cash Flow (a) Note: See Appendix for reconciliation of non-GAAP measures. ($M) Full Year 2013 Full Year 2012 Total Adjusted EBITDA $593.6 $774.3 WC Change (b) 50.2 (190.4) Cash Taxes (86.6) (49.5) Cash Interest (93.1) (54.7) Adjusted Cash From Operating Activities (c) $464.1 $479.7 CAPEX (d) (354.0) (291.8) Proceeds on Sale of Assets 2.9 2.2 Free Cash Flow (a) (e) $113.0 $190.1 (a) (b) (c) (d) (e) Includes changes in accounts receivable, inventories, prepaid expenses, accounts payable, income taxes payable and accrued expenses. All figures net of the effect of foreign currency translation and impact of acquisitions and divestitures. Excludes $44.1 million and $4.4 million for the fourth quarter of 2013 and 2012, respectively and $103.8 million and $27.9 million for full year 2013 and 2012, respectively, for the cash impact of adjustments made to EBITDA under the former senior secured credit agreement and indenture governing the Senior Notes due in 2020. CAPEX net of government grants received. Free Cash Flow excludes share repurchases of $400.0 million in 2013, respectively, and dividends paid of $32.9 million and $127.6 million in the fourth quarter and full year 2013, respectively. Includes free cash flow for discontinued operations.

Inc. from Cont. Ops. To Adjusted EBITDA – FY 2013 and FY 2012

($ in millions)	Continuing Operations Lithium	Surface Treatment	Corporate and other	Discontinued Operations (a)	Total
Year ended December 31, 2013					
Income (loss) before taxes from continuing operations	$ 114.5	$ 131.6	$ (200.7)	$ -	$ 45.4
Interest expense, net	1.6	11.8	68.9	-	82.3
Depreciation and amortization	46.0	31.4	16.1	-	93.5
Restructuring and other severance costs	8.2	6.0	3.3	-	17.5
Systems/organization establishment expenses	1.1	1.0	0.1	-	2.2
Acquisition and disposal costs	0.1	2.8	6.0	-	8.9
Loss on early extinguishment/modification of debt	2.2	3.1	10.2	-	15.5
Asset write-downs and other	4.0	0.1	-	-	4.1
Gain on previously held equity interest	-	(16.0)	-	-	(16.0)
Foreign exchange loss on financing activities, net	4.1	1.2	61.8	-	67.1
Other	-	1.3	1.5	-	2.8
Adjusted EBITDA from continuing operations	181.8	174.3	(32.8)	-	323.3
Discontinued operations	-	-	-	270.3	270.3
Total Adjusted EBITDA	$ 181.8	$ 174.3	$ (32.8)	$ 270.3	$ 593.6
Year ended December 31, 2012					
Income (loss) before taxes from continuing operations	$ 98.8	$ 91.6	$ (82.3)	$ -	$ 108.1
Interest expense, net	3.3	15.6	45.6	-	64.5
Depreciation and amortization	44.2	31.9	13.2	-	89.3
Restructuring and other severance costs	26.1	8.0	1.2	-	35.3
Systems/organization establishment expenses	0.6	1.4	-	-	2.0
Acquisition and disposal costs	-	0.2	(2.3)	-	(2.1)
Loss on early extinguishment/modification of debt	2.6	3.0	6.4	-	12.0
Asset write-downs and other	0.1	0.2	-	-	0.3
Foreign exchange loss on financing activities, net	6.2	3.0	1.1	-	10.3
Other	-	0.3	1.1	-	1.4
Adjusted EBITDA from continuing operations	181.9	155.2	(16.0)	-	321.1
Discontinued operations	-	-	-	453.2	453.2
Total Adjusted EBITDA	$ 181.9	$ 155.2	$ (16.0)	$ 453.2	$ 774.3

(a) Discontinued operations comprised of Advanced Ceramics, Clay-based Additives and TiO2 Pigments and Other businesses.

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Inc. from Cont. Ops. To Adjusted EBITDA – Lithium and Surface Treatment

Lithium

	Year ended December 31,								
($ in millions)	2013	2012	2011	2010	2009	2008	2007	2006	2005
Income from continuing operations before taxes	$ 114.5	$ 98.8	$ 118.0	$ 85.5	$ 70.7	$ 117.9	$ 89.0	$ 53.2	$ 41.4
Interest expense, net	1.6	3.3	7.4	20.7	27.2	27.6	25.7	26.4	22.9
Depreciation and amortization	46.0	44.2	41.4	37.1	35.2	36.3	32.1	27.6	26.0
Restructuring and other severance costs	8.2	26.1	3.2	-	0.5	1.3	0.3	0.8	0.8
Systems/organization establishment expenses	1.1	0.6	-	-	-	-	-	-	-
Loss on early extinguishment/modification of debt	2.2	2.6	2.9	0.2	5.8	-	-	-	-
Asset write-downs and other	4.0	0.1	0.1	0.3	(0.1)	0.2	(0.3)	0.2	-
Foreign exchange loss (gain) on financing activities, net	4.1	6.2	(2.8)	0.6	1.7	(2.4)	(0.6)	(0.1)	0.3
Other	0.1	-	-	-	0.2	-	-	1.3	-
Adjusted EBITDA	$ 181.8	$ 181.9	$ 170.2	$ 144.4	$ 141.2	$ 180.9	$ 146.2	$ 109.4	$ 91.4

Surface Treatment

	Year ended December 31,								
($ in millions)	2013	2012	2011	2010	2009	2008	2007	2006	2005
Income (loss) from continuing operations before taxes	$ 131.6	$ 91.6	$ 80.3	$ 55.5	$ 8.3	$ 43.2	$ 67.1	$ 49.5	$ 42.8
Interest expense, net	11.8	15.6	20.6	30.3	34.0	20.8	10.5	13.1	7.1
Depreciation and amortization	31.4	31.9	33.1	33.6	35.3	29.8	19.6	17.7	16.5
Restructuring and other severance costs	6.0	8.0	8.0	2.0	5.2	15.9	2.3	1.1	-
Systems/organization establishment expenses	1.0	1.4	0.8	1.0	0.7	2.7	(0.4)	0.1	3.4
Acquisition and disposal costs	2.8	0.2	0.1	0.1	0.1	-	0.1	1.0	(0.1)
Loss on early extinguishment of debt	3.1	3.0	4.8	0.4	5.2	-	-	-	-
Asset write-downs and other	0.1	0.2	0.1	1.5	0.4	(1.5)	0.1	0.1	(1.7)
Gain on previously held equity interest	(16.0)	-	-	-	-	-	-	-	-
Foreign exchange loss (gain) on financing activities, net	1.2	3.0	3.0	(0.2)	(5.9)	5.3	-	0.5	1.6
Other	1.3	0.3	0.2	(0.1)	2.4	0.3	(1.1)	(0.8)	(0.4)
Proforma Adjustments (a)	-	-	-	-	-	3.7	-	-	-
Adjusted EBITDA	$ 174.3	$ 155.2	$ 151.0	$ 124.1	$ 85.7	$ 120.2	$ 98.2	$ 82.3	$ 69.2

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Net Cash from Operations to Adjusted EBITDA ($ in millions) 2013 2012 Net cash provided by operating activities 120.8 $ 149.0 $ Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions 49.6 43.2 Current portion of income tax provision 44.4 32.5 Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives 77.9 60.5 Restructuring and other severance costs 17.5 35.3 Systems/organization establishment expenses 2.2 2.0 Acquisition and disposal costs 8.9 (2.1) Bad debt provision (0.8) (0.7) Other 2.8 1.4 Adjusted EBITDA from continuing operations 323.3 321.1 Discontinued operations 270.3 453.2 Total Adjusted EBITDA 593.6 $ 774.3 $ Year ended December 31,

Free Cash Flow Reconciliation 2013 2012 Net cash provided by operating activities 360.3 $ 449.1 $ Capital expenditures, net (a) (354.0) (291.8) Acquisition and disposal costs 60.2 4.3 Restructuring charges 20.2 16.7 Interest rate swap termination payment 3.7 - Excess tax benefits from stock-based payment arrangements 17.0 3.7 Other (b) 5.6 8.1 Free cash flow (c) 113.0 $ 190.1 $ (a) Net of government grants received and proceeds on sale of assets. (b) These amounts represent the cash impact of adjustments made to Adjusted EBITDA permitted under the Company's indenture underlying the 2020 Notes and the former senior secured credit agreement. (c) Free cash flow includes discontinued operations. ($ in millions) Year ended December 31,

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